UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 2, 2009	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073
(Registrant’s telephone number, including area code)

SILVER RESERVE CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers

Infrastructure Materials Corp. (the “Company”) has accepted the resignation of Janet Shuttleworth as Corporate Secretary and Treasurer of the Company effective December 31, 2008.  There were no disagreements between Ms. Shuttleworth and the Company with regards to its operations, policies or procedures.

The Company has appointed Joanne Hughes to the position of Corporate Secretary effective January 1, 2009.

Ms. Hughes has over 20 years of experience in the areas of corporate administration and compliance support.  From 1997 until 2006 Ms. Hughes was a legal assistant for a publicly held corporation that traded on the TSX Venture Exchange.  Ms. Hughes was Corporate Secretary for the Company from April 2, 2008 to Aug 31, 2008 and is familiar with the Company’s administration and operations and has been providing administration services to the Company since 2006.  Ms. Hughes is 52 years old.

Item 9 – Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

99.1	Resignation of Janet Shuttleworth, dated December 31, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

January 2, 2009		/s/ Joanne Hughes
	Name:	Joanne Hughes
	Title:	Corporate Secretary